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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE LOSS  (UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE DATA)


                                     Three Months Ended March 31
                                       ---------------------------
                                            1997           1996
                                       ------------   ------------



Average common shares outstanding           7,653          7,533


Net loss                                 ($1,581)       ($1,532)

Preferred stock dividends                    (30)           (30)
Preferred stock accretion                    (13)           (13)
                                       ----------      -----------
Net loss applicable to common stock      ($1,624)       ($1,575)
                                       ----------      -----------
                                       ----------      -----------

Net loss per common share                 ($0.21)        ($0.21)
                                       ----------      -----------
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